Exhibit 99.1

Byrna Technologies Reports Fiscal Third Quarter 2023 Results

ANDOVER, Mass., October 12, 2023 /PRNewswire/ - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported select financial results for its fiscal third quarter (“Q3 2023”) ended August 31, 2023.

Fiscal Third Quarter 2023 and Recent Operational Highlights

●

Partnered with Sean Hannity, a loyal customer and supporter of Byrna, to amplify the Company’s less-lethal security solutions through his nationally syndicated radio show and various Hannity platforms. Through the first five weeks of the partnership, Byrna.com has seen a 94% increase in web traffic compared to the preceding five-week period.

●	Launched Byrna LE, the Company’s flagship product, on Amazon. In the month of September, Byrna LE contributed $8,924 per day to Amazon daily sales.
●	Expanded premier dealer count to 16 in Q3 2023, building on the success of brick-and-mortar stores that derive more than 50% of their revenue from Byrna products.
●	Sold 1,000 launchers to the Cordoba Provincial Police and 500 to the City of Buenos Aires, expanding Byrna’s presence in Argentina as the country shifts towards less-lethal alternatives.

Fiscal Third Quarter 2023 Financial Results

Results compare the 2023 fiscal third quarter ended August 31, 2023 to the 2022 fiscal third quarter ended August 31, 2022 unless otherwise indicated.

Net revenue for Q3 2023 was $7.1 million compared to $12.4 million in the fiscal third quarter of 2022 (“Q3 2022”). The decrease in revenue is primarily attributed to challenges in the Company’s direct-to-consumer (“DTC”) marketing efforts, resulting from advertising bans on Meta and Google platforms, and reduced international sales to South Africa, Asia, and Latin America.

Gross profit for Q3 2023 was $3.2 million (45% of net revenue) compared to $6.9 million (55% of net revenue) for Q3 2022. The decrease in gross margin is primarily due to $0.6 million of charges to costs of goods sold for inventory write-downs and additions to reserves for excess and obsolete inventory recorded during Q3 2023. Taking these one-time adjustments into consideration, gross margins are consistent with the prior year period.

Operating expenses for Q3 2023 were $7.3 million compared to $8.3 million for Q3 2022. The decrease in operating expenses was primarily due to reduced marketing spend and ongoing cost management efforts.

Net loss for Q3 2023 was $(4.1) million compared to $(1.5) million for Q3 2022. The increase in net loss was primarily due to the decrease in revenue.

Adjusted EBITDA, a non-GAAP metric reconciled below, for Q3 2023 totaled $(2.4) million compared to $0.3 million for Q3 2022. The decrease in adjusted EBITDA was primarily due to the increase in net loss previously noted.

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

Cash and cash equivalents at August 31, 2023 totaled $13.7 million compared to $15.4 million at May 31, 2023. Inventory at August 31, 2023 totaled $16.7 million compared to $17.5 million at May 31, 2023. The Company currently has no current or long-term debt.

Management Commentary

“Altered dynamics in our social media marketing landscape presented significant challenges in our direct-to-consumer marketing efforts, resulting in what we expect to be a temporary dip in our overall sales this quarter. In response, we have taken swift and comprehensive actions to address these hurdles and test new strategies,” said Byrna CEO Bryan Ganz. “Early results have been promising. Our web traffic has surged notably over the past several weeks, primarily attributed to the successful launch of our partnership with Sean Hannity and our increased presence on YouTube. In September, our daily web sessions were up 89% from Q3, reaching levels similar to the pre-ad ban period. The upward trend has continued into the first week of October, with daily sessions increasing by 182% compared to Q3, a 41% increase from the pre-ad ban period and a new record for Byrna.

“Looking ahead, we are eager to build upon our radio presence, capitalizing on the positive results achieved with Hannity. Additionally, we are exploring the expansion of our influencer strategy to further enhance our market reach. We will continue to closely monitor the return on advertising spend as we fine-tune and optimize our marketing strategy for scalability. As we move into the end of the year and outline our initiatives for 2024, we plan to continue ramping our discretionary marketing spend in key areas to reinvigorate sales.

“Concurrently, we are actively expanding our reach through our highly successful dealer network. At the end of Q3, we totaled 16 premier dealers, of which 15 were onboarded in the last five months. Additionally, we're placing a stronger emphasis on our Side Hustle program, which is becoming an important pillar of our strategy moving forward. These dealers, operating without brick-and-mortar locations, possess valuable networks that align with Byrna's mission. This alignment allows them to not only earn a living but also support our mission effectively. Notably, our Side Hustle dealers are demonstrating pathways toward becoming premier dealers, which strengthens our mission to provide civilians and public safety professionals with effective less-lethal alternatives for protection, all while expanding and strengthening the Byrna network.

“We remain committed to effective cost management while navigating evolving marketing dynamics. Byrna maintains a robust balance sheet with over $13.7 million in cash and cash equivalents and no debt. As we work through our remaining excess inventory, we expect to generate additional cash flow in the coming quarters. This financial foundation not only grants us flexibility in exploring new marketing channels but also positions us to strategically invest in key areas of our business. Our focus remains on maintaining a robust cash flow trajectory as we move forward.”

Conference Call

The Company’s management will host a conference call today, October 12, 2023, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Dial-In: 877-709-8150

International Dial-In: +1 201-689-8354

Confirmation: 13741156

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to preliminary revenue and margin results for the third fiscal quarter of 2023, the expected benefits of the Company’s partnership with Sean Hannity, the shift towards less-lethal defense alternatives in the Argentinian market, the duration and degree of the impact of social media marketing bans on revenue, expected increases in discretionary marketing spend, expectations related to the Side Hustle program, expectations regarding additional cash flow in future quarters, the ability to strategically invest in the Company’s business, and the Company’s ability to maintain a robust cash flow trajectory. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution disruption or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased transportation costs or interruptions, including due to weather, flooding or fires; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company's products; determinations by advertisers or social media platforms, or legislation that prevents or limits marketing of some or all Byrna products; the loss of marketing partners; increases in marketing expenditure may not yield expected revenue increases; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design or manufacturing defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company's most recent Form 10-K and Part II, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-Q, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com

[Financial Tables to Follow]

BYRNA TECHNOLOGIES INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Amounts in thousands except share and per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended		Ended
	August 31,		August 31,
	2023	2022	2023	2022
Net revenue	$7,085	$12,422	$27,004	$32,018
Cost of goods sold	3,927	5,545	12,402	14,403
Gross profit	3,158	6,877	14,602	17,615
Operating expenses	7,267	8,283	21,522	25,045
LOSS FROM OPERATIONS	(4,109)	(1,406)	(6,920)	(7,430)
OTHER INCOME (EXPENSE)
Foreign currency transaction gain (loss)	(54)	28	(238)	(67)
Interest income (expense)	239	(3)	525	10
Loss from joint venture	(287)	—	(625)	—
Other expenses	(7)	(3)	(270)	(183)
LOSS BEFORE INCOME TAXES	(4,218)	(1,384)	(7,528)	(7,670)
Income tax (provision) benefit	124	(150)	165	(82)
NET LOSS	(4,094)	(1,534)	(7,363)	(7,752)

Foreign currency translation adjustment for the period	585	(639)	(641)	(624)
COMPREHENSIVE LOSS	$(3,509)	$(2,173)	$(8,004)	$(8,376)

Net loss per share – basic and diluted	$(0.19)	$(0.07)	$(0.34)	$(0.34)
Weighted-average number of common shares outstanding - basic and diluted	21,960,163	21,751,879	21,895,815	22,704,565

BYRNA TECHNOLOGIES INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(Unaudited)

	August 31,	November 30,
	2023	2022
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,654	$20,068
Accounts receivable, net	3,642	5,915
Inventory, net	16,687	15,462
Prepaid expenses and other current assets	963	1,200
Total current assets	34,946	42,645
LONG TERM ASSETS
Intangible assets, net	3,655	3,872
Deposits for equipment	1,520	2,269
Right-of-use asset, net	1,919	2,424
Property and equipment, net	3,638	3,309
Goodwill	2,258	2,258
Loan to joint venture	1,451	—
Other assets	204	272
TOTAL ASSETS	$49,591	$57,049

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,558	$7,708
Operating lease liabilities, current	653	757
Deferred revenue, current	651	458
Total current liabilities	5,862	8,923
LONG TERM LIABILITIES
Deferred revenue, non-current	139	340
Operating lease liabilities, non-current	1,367	1,792
Total liabilities	7,368	11,055

COMMITMENTS AND CONTINGENCIES (NOTE 21)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized. 24,143,014 shares issued and 21,977,027 shares outstanding as of August 31, 2023 and, 24,018,612 shares issued and 21,852,625 outstanding as of November 30, 2022	24	23
Additional paid-in capital	129,707	125,474
Treasury stock (2,165,987 shares purchased as of August 31, 2023 and November 30, 2022)	(17,500)	(17,500)
Accumulated deficit	(68,747)	(61,383)
Accumulated other comprehensive loss	(1,261)	(620)

Total Stockholders’ Equity	42,223	45,994

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,591	$57,049

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (i) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss, and (vi) one time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended
	August 31,
	2023	2022
Net loss	$(4,094)	$(1,534)

Adjustments:
Interest (income) expense	(239)	3
Income tax provision (benefit)	(124)	150
Depreciation and amortization	301	250
Non-GAAP EBITDA	(4,156)	(1,131)

Stock-based compensation expense	1,738	2,689
Non-cash incentive compensation expense	—	(1,415)
Severance/Separation	—	138
Other expenses	—	3
Non-GAAP adjusted EBITDA	$(2,418)	$284

	For the Nine Months Ended
	August 31,
	2023	2022
Net loss	$(7,363)	$(7,752)

Adjustments:
Interest expense (income)	(525)	(10)
Income tax provision (benefit)	(165)	82
Depreciation and amortization	921	638
Non-GAAP EBITDA	(7,132)	(7,042)

Stock-based compensation expense	4,689	4,061
Impairment loss	176	—
Severance/Separation	52	556
Other expense	—	183
Non-GAAP adjusted EBITDA	$(2,215)	$(2,242)